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                                                                 EXHIBIT 10.53

                                 NETGATEWAY

                         INTERNET SERVICES AGREEMENT

         THIS INTERNET SERVICES AGREEMENT (this "AGREEMENT") is made effective as of the Acceptance Date set forth in the initial Internet Services Order Form (October 25, 1999) accepted by Netgateway, a Nevada corporation ("NETGATEWAY"), and the subscriber identified below ("SUBSCRIBER").


PARTIES:

SUBSCRIBER NAME:     BERGEN BRUNSWIG DRUG COMPANY
ADDRESS:             4000 METROPOLITAN DRIVE
                     ORANGE, CA 92868
PHONE:               (714) 385-4000
FAX:                 (714) 704-7034

NETGATEWAY, INC.
300 Oceangate, Suite 500
Long Beach, CA 90802
Phone:    (562) 308-0010
Fax:      (562) 308-0021

1.       INTERNET SERVICES.

         1.1 INTERNET SERVICES. Subject to the terms and conditions of this Agreement, during the term of this Agreement, Netgateway will, through the Netgateway Internet Commerce Center-TM- ("NETGATEWAY ICC") provide to Subscriber the services described in the Internet Services Order Form(s) (the "INTERNET SERVICES ORDER FORM(S)") accepted by Netgateway, or substantially similar services if such substantially similar services would provide Subscriber with substantially similar benefits (the "INTERNET SERVICES"). All such Internet Services Order Forms will be incorporated herein by this reference as of the Acceptance Date set forth in each such form. Netgateway and Subscriber have mutually agreed or will mutually agree upon the detailed final specifications (the "SPECIFICATIONS") for the Internet Services and the development timeline therefor, all of which are or will be set forth on the attached initial Internet Services Order Form, marked Exhibit "A", and by this reference made a part hereof.

         1.2 AVAILABILITY. Internet Services will be available to Subscriber for inquiry and order entry functions twenty-four (24) hours a day, seven (7) days a week. Netgateway reserves the right upon reasonable notice to Subscriber to limit or curtail holiday or weekend availability when necessary for system upgrades, adjustments, maintenance, or other operational considerations.

         1.3 ENHANCEMENTS. General enhancements to existing Internet Services provided hereunder, as well as new features that Netgateway incorporates into its standard commerce processing system, regardless of whether they are initiated by Netgateway or developed at the request of Subscriber or other subscribers, shall be made available to Subscriber at no additional cost. Any new features or services that may be developed by Netgateway during the term of this Agreement that Netgateway intends to offer to Subscriber on a limited or optional basis may, at Netgateway' option, and subject to Subscriber's acceptance, be made available to Subscriber at Netgateway's then-current prices for such new features or services. Enhancements to existing Internet Services requested by Subscriber that benefit only Subscriber at the time such enhancements are put into service shall be billed to Subscriber at Netgateway's standard rates for programming. All enhancements to the Internet Services, and any new features or services introduced by Netgateway, shall remain the exclusive proprietary property of Netgateway.

         1.4 TRAINING. At no cost to Subscriber, Netgateway shall provide such onsite training and other assistance, as Netgateway deems necessary to assure that Subscriber's personnel are able to make effective use of the Internet Services. On-site training shall take place at such times and places as are mutually agreeable to the parties hereto.

         1.5  SUBSCRIBER DATA.

         (a) SUBSCRIBER DATA. Subscriber will timely supply Netgateway, in a form acceptable to Netgateway, with all data necessary for Netgateway to perform the ongoing services to be provided hereunder. It is the sole responsibility of Subscriber to insure the completeness and accuracy of such data.

         (b) CONFIDENTIALITY. Netgateway acknowledges that all records, data, files and other input material relating to Subscriber are confidential and shall take reasonable steps to protect the confidentiality of such records, data, files and other materials. Netgateway will provide reasonable security safeguards to limit access to Subscriber's files and records to Subscriber and other authorized parties.

         (c) PROTECTION OF SUBSCRIBER FILES. Netgateway will take reasonable steps to protect against the loss or alteration of Subscriber's files, records and data retained by Netgateway, but Subscriber recognizes that events beyond the control of Netgateway may cause such loss or alteration. Netgateway will maintain backup file(s) containing all the data, files and records related to Subscriber. Subscriber's file(s), records and data shall, at no cost to Subscriber, be released to Subscriber on an occurrence that renders Netgateway unable to perform hereunder, or upon the termination of this Agreement as provided herein.

         (d) OWNERSHIP OF DATA. Netgateway acknowledges that all records, data, files and other input material relating to Subscriber and its customers, including derivative material prepared from such material, are the exclusive property of the Subscriber. It is the parties' intention that all rights in such derivative material will vest in Subscriber as works made for hire for inclusion in Subscriber's collective works under copyright laws of the United States. If, for any reason, such works are not considered works made for hire, Netgateway hereby grants and assigns to Subscriber its rights in such derivative material. The foregoing is not applicable to the parties' rights to design layouts, templates, displays and icons and/or functional, technical and system specifications created by Netgateway for Subscriber, which rights will shall be the property of Netgateway, and which may be licensed by Netgateway to Subscriber pursuant to the terms of Section 10(b) hereof.

2.       FEES AND BILLING.

         2.1 FEES. Subscriber will pay all fees and amounts in accordance with the Internet Service Order Forms.

         2.2 BILLING COMMENCEMENT. Billing for Internet Services indicated in the Internet Services Order Forms, other than the Initial Development Fee, if any, shall commence on the "OPERATIONAL DATE" indicated in the Internet Services Order Forms. In the event that Subscriber orders other Internet Services in addition to those listed in the initial Internet Services Order Form, billing for such services shall commence on the date Netgateway first provides such additional Internet Services to Subscriber or as otherwise agreed to by Subscriber and Netgateway in the applicable Internet Services Order Form.

         2.3 BILLING AND PAYMENT TERMS. Netgateway shall invoice Subscriber monthly in advance of the provision of Internet Commerce Services, and payment of such fees will be due within thirty (30) days of the date of each Netgateway invoice. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its reasonable judgment Netgateway determines that Subscriber is not creditworthy or is otherwise not financially secure, Netgateway may, upon prior written notice to Subscriber, modify the payment terms to require full payment before the provision of Internet Services or other assurances to secure Subscriber's payment obligations hereunder.

         2.4 TAXES, UTILITIES AND EXCLUSIONS. All charges shall be exclusive of any federal, state or local sales, use, excise, AD VALOREM or personal property taxes levied, or any fines, forfeitures or penalties assessed in connection therewith, as a result of this Agreement or the installation or use of Internet Services hereunder. Any such taxes, which may be applicable will be paid by Subscriber or by Netgateway for Subscriber's account, in which case Subscriber shall reimburse Netgateway for amounts so paid. Netgateway will provide traffic reports to Subscriber with respect to burstible capacity. Netgateway is not responsible for providing connectivity to Subscriber's offices.

3.       SUBSCRIBER'S OBLIGATIONS.

         3.1 COMPLIANCE WITH LAW AND RULES AND REGULATIONS. Subscriber agrees that Subscriber will comply at all times with all applicable laws and regulations and Netgateway's general rules and regulations relating to its provision of Internet Services, currently included herein as Section 10, which may be updated and provided by Netgateway to Subscriber from time to time ("RULES AND REGULATIONS"). Subscriber acknowledges that Netgateway exercises no control whatsoever over the content contained in or passing through the Subscriber's web site or mall ("INTERNET CENTERS"), and that it is the sole responsibility of Subscriber to ensure that the information it transmits and receives complies with all applicable laws and regulations.

         3.2 ACCESS AND SECURITY. Subscriber will be fully responsible for any charges, costs, expenses (other than those included in the Internet Services), and third party claims that may result from its use of, or access to, the Netgateway Internet Commerce Center-TM-, including, but not limited to, any unauthorized use or any access devices provided by Netgateway hereunder.

         3.3 NO COMPETITIVE SERVICES. Subscriber may not at any time permit any Internet Services to be utilized for the provision of any services that compete with any Netgateway services, without Netgateway's prior written consent.

         3.4 INSURANCE.

         (a) MINIMUM SUBSCRIBER LEVELS. Subscriber will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $5 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $1 million per occurrence; and


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(iii) workers' compensation insurance in an amount not less than that required by applicable law. Subscriber also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Subscriber's industries.

         (b) MINIMUM NETGATEWAY LEVELS. Netgateway will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $1 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Netgateway also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Netgateway's industry.

         (c) CERTIFICATES OF INSURANCE. Prior to the Operational Date, each party will furnish to the other certificates of insurance which evidence the minimum levels of insurance set forth above, and will notify the other party in writing in the event that any such insurance policies are cancelled.

         (d) NAMING PARTIES AS ADDITIONAL INSUREDS. Each of Subscriber and Netgateway agrees that prior to the Operational Date, it will cause its insurance provider(s) to name the other party as an additional insured and notify the other party in writing as of the effective date thereof.

4.       CONFIDENTIAL INFORMATION.

         4.1 CONFIDENTIAL INFORMATION. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("CONFIDENTIAL INFORMATION"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

         4.2 EXCEPTIONS. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5.       REPRESENTATIONS AND WARRANTIES.

         5.1  WARRANTIES BY SUBSCRIBER.

         (a)  SUBSCRIBER'S BUSINESS. Subscriber represents and warrants that:

              (i) Subscriber's services, products, materials, data, and information used by Subscriber in connection with this Agreement as well as Subscriber's and its permitted customers' and users' use of the eCommerce Services (collectively, "SUBSCRIBER'S BUSINESS") does not as of the Operational Date, and will not during the term of this Agreement, operate in any manner that would violate any applicable law or regulation.

              (ii) Subscriber owns or has the right to use all material contained in the Subscriber's web site, including all text, graphics, sound, video, programming, scripts, and applets; and

              (iii) The use, reproduction, distribution, and transmission of the web site, or any information or materials contained in it does not (A) infringe or misappropriate any copyright, patent, trademark, trade secret, or any other proprietary rights of a third party; or (B) constitute false advertising, unfair competition, defamation, an invasion of privacy, or violate a right of publicity.

         (b) RULES AND REGULATIONS. Subscriber has read the Rules and Regulations (Section 10 below) and represents and warrants that Subscriber and Subscriber's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

         (c) BREACH OF WARRANTIES. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Netgateway will have the right immediately in Netgateway's reasonable discretion, to suspend any related eCommerce Services if deemed reasonably necessary by Netgateway to prevent any harm to Netgateway or its business.

         5.2 WARRANTIES AND DISCLAIMERS BY NETGATEWAY.

         (a) NO OTHER WARRANTY. THE INTERNET SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND SUBSCRIBER'S USE OF THE INTERNET SERVICES IS AT ITS OWN RISK. NETGATEWAY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. NETGATEWAY DOES NOT WARRANT THAT THE ECOMMERCE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE.

         (b) DISCLAIMER OF ACTIONS CAUSED BY AND/OR UNDER THE CONTROL OF THIRD PARTIES. NETGATEWAY DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM NETGATEWAY'S INTERNET COMMERCE CENTER AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH NETGATEWAY'S SUBSCRIBERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH NETGATEWAY WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, NETGATEWAY CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, NETGATEWAY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6.        LIMITATIONS OF LIABILITY.

          6.1 EXCLUSIONS. EXCEPT AS OTHER WISE PROVIDED HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, SUBSCRIBER'S BUSINESS OR OTHERWISE, AND ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR SUBSCRIBER'S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

         6.2 LIMITATIONS. NETGATEWAY, ITS AFFILIATES, EMPLOYEES, OFFICERS AND AGENTS SHALL NOT BE LIABLE TO SUBSCRIBER OR TO ANY THIRD PARTY FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, RESULTING FROM DELAYS OR INTERRUPTIONS OF SERVICE DUE TO MECHANICAL ELECTRICAL OR WIRE DEFECTS OR DIFFICULTIES, STORMS, STRIKES, WALK-OUTS, EQUIPMENT OR SYSTEMS FAILURES, OR OTHER CAUSES (EXCEPT FINANCIAL) OVER WHICH NETGATEWAY, ITS AFFILIATES, EMPLOYEES, OFFICERS, OR AGENTS AGAINST WHOM LIABILITY IS SOUGHT, HAVE NO REASONABLE CONTROL, OR FOR LOSS OR DAMAGE, DIRECT OR INDIRECT, RESULTING FROM INACCURACIES, ERRONEOUS STATEMENTS, ERRORS OF FACTS, OMISSIONS, OR ERRORS IN THE TRANSMISSION OR DELIVERY OF INTERNET SERVICES, OR ANY DATA PROVIDED AS A PART OF THE INTERNET SERVICES PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILFUL MISCONDUCT OF NETGATEWAY.

         6.3 MAXIMUM LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NETGATEWAY'S MAXIMUM AGGREGATE LIABILITY TO SUBSCRIBER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY SUBSCRIBER TO NETGATEWAY HEREUNDER.

         6.4 TIME FOR MAKING CLAIMS. ANY SUIT OR ACTION BY SUBSCRIBER AGAINST NETGATEWAY, ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS EMPLOYEES, SUCCESSORS OR ASSIGNS, BASED UPON ANY ACT OR OMISSION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR SERVICES PERFORMED HEREUNDER, OR ANY ALLEGED BREACH THEREOF, SHALL BE COMMENCED WITHIN TWO (2) YEARS OF THE OCCURRENCE GIVING RISE TO SUCH CLAIM OR BE FOREVER BARRED. THIS PROVISION DOES NOT MODIFY OR OTHERWISE AFFECT THE LIMITATION OF NETGATEWAY'S LIABILITY SET FORTH IN SECTION 6 OR ELSEWHERE IN THIS AGREEMENT.

         6.5 SUBSCRIBER'S INSURANCE. [Reserved.]

         6.6 BASIS OF THE BARGAIN; FAILURE OF ESSENTIAL PURPOSE. Subscriber acknowledges that Netgateway has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7.       INDEMNIFICATION.

         7.1 NETGATEWAY'S INDEMNIFICATION OF SUBSCRIBER.

         (a) Netgateway will indemnify, defend and hold Subscriber, its directors, officers, affiliates, employees and agents harmless from and against any and all third party claims for any costs, liabilities, losses and expenses (including, but not limited to, reasonable attorneys' fees) resulting from or arising out of Netgateway's breach of any provision of this Agreement.

         (b) Netgateway will indemnify, defend and hold Subscriber harmless from and against any and all costs, liabilities, losses and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "LOSSES") resulting from any claim, suit, action, or proceeding (each, an "ACTION") brought against Subscriber alleging the infringement of any third party registered U.S. copyright or issued U.S. patent resulting from the provision of Internet Services pursuant to this Agreement (but excluding any infringement contributorily caused by Subscriber's Business).


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         7.2 SUBSCRIBER'S INDEMNIFICATION OF NETGATEWAY. Subscriber will indemnify, defend and hold Netgateway, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of Subscriber's breach of any provision of this Agreement or any Action brought against Netgateway, its directors, employees, affiliates or Subscribers alleging with respect to the Subscriber's Business: (a) infringement or misappropriation of any intellectual property rights; (b) defamation, libel, slander, obscenity, pornography or violation of the rights of privacy or publicity; (c) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; or (d) any violation of any other applicable law or regulation.

         7.3 NOTICE. Each party will provide the other party, prompt written notice of the existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof.

8.       DISPUTE RESOLUTION.

         8.1 PROCEDURES. It is the intent of the parties that all disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each party's organization that is most knowledgeable about the disputed issue. The parties understand and agree that the procedures outlined in this Paragraph 8 are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the parties. Accordingly, for purposes of the procedures set forth in this paragraph, a "DISPUTE" is a disagreement that the parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement, other than as provided in paragraph 8.5 below, may be submitted to arbitration, the parties shall first follow the informal and escalating procedures set forth below.

         (a) The complaining party's representative will notify the other party's representative in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

         (b) In the event that such matter remains unresolved thirty (30) days after the delivery of the complainant party's written notice, a senior representative of each party shall meet or confer within ten (10) business days of a request for such a meeting or conference by either party to resolve such matter.

         (c) In the event that the meeting or conference specified in (b) above does not resolve such matter, the senior officer of each party shall meet or confer within ten (10) business days of the request for such a meeting or conference by either party to discuss and agree upon a mutually satisfactory resolution of such matter.

         (d) If the parties are unable to reach a resolution of the dispute after following the above procedure, or if either party fails to participate when requested, the parties may proceed in accordance with paragraph 8.2 below.

    8.2 BINDING ARBITRATION. Except as provided in paragraph 8.5 below, any dispute arising under this Agreement shall, after utilizing the procedures in paragraph 8.1, be resolved by final and biding arbitration in Los Angeles, California, before a single arbitrator selected by, and in accordance with the rules of commercial arbitration of, the American Arbitration Association or as otherwise provided in Paragraph 11.6. Each party shall bear its own costs in the arbitration, including attorneys' fees, and each party shall bear one-half of the cost of the arbitrator. Arbitrators will be bound to apply California law, and where applicable, federal statutory law. The parties will be afforded a reasonable period of time to conduct discovery prior to the arbitration. A court reporter will be present at all arbitration proceedings in order to transcribe them and such transcription will be the official record of such proceedings for purposes of any judicial enforcement or review proceeding.

    8.3 ARBITRATOR'S AUTHORITY. The arbitrator shall have the authority to award such damages as are not prohibited by this Agreement and may, in addition and in a proper case, declare rights and order specific performance, but only in accordance with the terms of this Agreement. The arbitrators' decision will specify the basis for any award and the types of damages awarded.

         8.4 ENFORCEMENT OF ARBITRATOR'S AWARD. Any Party may apply to a court of general jurisdiction to enforce a arbitrator's award, and if enforcement is ordered, the party against which the order is issued shall pay the costs and expenses of the other party in obtaining such order, including responsible attorneys' fees.

         8.5 ACCESS TO COURTS. Notwithstanding the provisions of paragraphs 8.1 and 8.2 above, any action by Netgateway to enforce its rights under Paragraph
10.3 of this Agreement or to enjoin any infringement of the same by Subscriber, an action to compel compliance with Paragraph 4 or this Paragraph 8 or an action seeking injunctive or equitable relief may be commenced in the state of federal courts of Los Angeles, California, and each party consents to personal jurisdiction and venue in such courts for such actions.

9.       TERM AND TERMINATION.

         9.1 TERM. This Agreement will be effective on the date first above written and will terminate three (3) years ("INITIAL TERM") from the date Subscriber begins processing live data through Netgateway ICC-TM-, unless earlier terminated according to the provisions of this Section 9. This Agreement will automatically renew for an additional term of one (1) year unless a party hereto elects not to so renew and notifies the other party in writing of such election by a date, which is six (6) months prior to the lapse of the Initial Term.

         9.2 TERMINATION. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within ten (10) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice, in which case the non- breaching party may terminate this Agreement by giving the breaching party ninety (90) days' written notice of its intent to terminate;
(ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

         9.3 NO LIABILITY FOR TERMINATION. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

         9.4 EFFECT OF TERMINATION. Upon the effective date of expiration or termination of this Agreement: (a) Netgateway will immediately cease providing the Internet Services; (b) any and all payment obligations of Subscriber under this Agreement will become due immediately; and (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement.

         9.5 SURVIVAL. The following provisions will survive any expiration or termination of the Agreement: Sections 2, 3, 4, 5, 6, 7, 8, 9 and 10.

10.      USE OF INTERNET SERVICES - RULES AND REGULATIONS.

         10.1 PROPRIETARY SYSTEMS. (a) Except as set forth in Section 10.1(b) hereof, Subscriber acknowledges that the software systems utilized by Netgateway in the provision of Internet Services hereunder, including all enhancements thereto, and all screens and formats used in connection therewith are the exclusive proprietary property of Netgateway, and Subscriber shall not publish, disclose, display, provide access to or otherwise make available any Netgateway software or products thereof, or any screens, formats, reports or printouts used, provided, produced or supplied from or in connection therewith, to any person or entity other than an employee of Subscriber without the prior written consent of, and on terms acceptable to Netgateway, which consent shall not be unreasonably withheld; provided, however, that Subscriber may disclose to a governmental or regulatory agency or to customers of Subscriber any information expressly prepared and acknowledge in writing by Netgateway as having been prepared for disclosure to such governmental or regulatory agency or to such customers. Neither party shall disclose Subscriber's use of Internet Services in any advertising or promotional materials without the prior written consent to such use, and approval of such materials, by the other.

         (b) If Netgateway's business operations shall cease for any reason other than in connection with a sale of all or substantially all of its capital stock or assets, then solely with respect to the Internet Services that are being provided to Subscriber pursuant to the eCommerce Services Order Form No. 1 (the "Licensed Services"), and at any time with respect to the license granted under Paragraph 1.5(d), Netgateway hereby grants to Subscriber, subject to the terms and conditions of this Agreement, the non-exclusive, non-transferable right to use and to permit third parties to use in connection with providing Internet services in perpetuity the software systems related to the Licensed Services, including all software source for compiled programs, all stored procedures and application files and databases and all documentation and relevant explanations relating thereto.

         10.2 USE OF SERVICES PERSONAL TO SUBSCRIBER. [RESERVED.]

         10.3 SURVIVAL OF OBLIGATIONS. The obligations of this paragraph 10 shall survive termination of this Agreement. Subscriber understands that the unauthorized publication or disclosure of any of Netgateway' software or copies thereof, or the unauthorized use of Internet Services would cause irreparable harm to Netgateway for which there is no adequate remedy at law. Subscriber therefore agrees that in the event of such unauthorized disclosure or use, Netgateway may, at its discretion and at Subscriber's expense, terminate this Agreement, obtain immediate injunctive relief in a court of competent jurisdiction, or take such other steps as it deems necessary to protect its rights. If Netgateway, in its reasonable, good faith judgement, determines that there is a material risk of such unauthorized disclosure or use, it may demand immediate assurances, satisfactory to Netgateway, that there will be no such unauthorized disclosure or use. In the absence of such assurance, Netgateway may immediately terminate this Agreement and take such other steps as it deems necessary. The rights of Netgateway hereunder are in addition to any other remedies provided by law.

11.   MISCELLANEOUS PROVISIONS.

         11.1 FORCE MAJEURE. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the


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Internet, provided that the delayed party: (a) gives the other party prompt notice of such cause; and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

         11.2 NO LEASE. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Subscriber acknowledges and agrees that (i) it has been granted only a license to use Netgateway's ICC and any equipment provided by Netgateway in accordance with this Agreement, (ii) Subscriber has not been granted any real property interest in the Netgateway's ICC, and (iii) Subscriber has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances.

         11.3 MARKETING. Subscriber agrees that Netgateway may refer to Subscriber by trade name, and may briefly describe Subscriber's Business, in Netgateway's marketing materials and web site.

         11.4 GOVERNMENT REGULATIONS. Subscriber will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Subscriber operates or does business.

         11.5 NON-SOLICITATION. During the period beginning on the Operational Data and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, each of Subscriber and Netgateway agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party to this Agreement during such period.

         11.6 GOVERNING LAW; SEVERABILITY; WAIVER. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (without regard to that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

         11.7 ASSIGNMENT; NOTICES. Neither Netgateway nor Subscriber may assign its rights or delegate its duties under this Agreement, either in whole or in part, without prior written consent, except that either party may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. This Agreement shall be binding and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

         11.8 RELATIONSHIP OF PARTIES. Netgateway and Subscriber are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Netgateway and Subscriber. Neither Netgateway nor Subscriber will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

         11.9 SUBCONTRACTORS. The provision of Internet Services hereunder shall be completed by Netgateway. To the extent that Netgateway seeks to subcontract all or a portion of the Internet Services to a third party provider, such subcontractor shall be approved by Subscriber, which approval shall not be unreasonable withheld.

         11.10 NO CONFLICT. To the best of Netgateway's knowledge, there exists no actual or potential conflict between Netgateway and Subscriber, in connection with their business or the Internet Services. To the extent that such an actual or potential conflict shall arise during the term of this Agreement, Netgateway shall immediately inform Subscriber of such actual or potential conflict in writing. To the best of Subscriber's knowledge, there exists no actual or potential conflict between Netgateway and Subscriber, in connection with their business or the Internet Services. To the extent that such an actual or potential conflict shall arise during the term of this Agreement, Subscriber shall immediately inform Netgateway of such actual or potential conflict in writing.

         11.11 EQUAL EMPLOYMENT OPPORTUNITY. Netgateway is an equal opportunity employer. Netgateway has and shall continue to comply with all applicable federal and state laws prohibiting discrimination in all aspects of its business, including the provision of the Internet Services hereunder.

         11.12 ENTIRE AGREEMENT; AMENDMENTS; COUNTERPARTS. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement shall not be amended or modified except by a written agreement signed by the parties hereto; provided, however, that Subscriber may amend the general scope of the Internet Services to be provided hereunder upon thirty (30) days' written notice to Netgateway; and provided further, that in the event of such amendment, the parties shall make such adjustment to price and/or delivery as the parties shall deem necessary and appropriate. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Subscriber's and Netgateway's authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.

SUBSCRIBER

Signature:                                 Signature:
            -------------------------                --------------------------

Print Name:                                Print Name:
            -------------------------                  ------------------------

Title:
            -------------------------

NETGATEWAY

Signature:                                 Signature:
            -------------------------                --------------------------

Print Name:                                Print Name:
            -------------------------                  ------------------------

Title:
            -------------------------
                                                                   PAGE 4

                                   EXHIBIT "A"


                          INTERNET SERVICES ORDER FORM

                                   NETGATEWAY
                          INTERNET SERVICES ORDER FORM


CUSTOMER NAME:    BERGEN BRUNSWIG CORPORATION
FORM DATE:        OCTOBER 25, 1999
FORM NO.:         001

GENERAL INFORMATION:

1. By submitting this Internet Services Order Form ("FORM") to Netgateway, Subscriber hereby places an order for the Internet Services described herein pursuant to the terms and conditions of the Internet Services Agreement between Subscriber and Netgateway (the "IS AGREEMENT").

2. Billing, with the exception of Development Fees, will commence on the Operational Date set forth below or the date that Subscriber first begins to process transactions through the Netgateway Internet Commerce Center, whichever occurs first.

3. Netgateway will provide the Internet Services pursuant to the terms and conditions of the IS Agreement, which incorporates this Form. The terms of this Form supersede, and by accepting this Form Netgateway hereby rejects, any conflicting or additional terms provided by Subscriber in connection with Netgateway's provision of the Internet Services. If there is a conflict between this Form and any other Form provided by Subscriber and accepted by Netgateway, the Form with the latest date will control.

4. Netgateway will not be bound by or required to provide Internet Services pursuant to this Form or the IS Agreement until each is signed by an authorized representative of Netgateway.

SUBSCRIBER HAS READ, UNDERSTANDS AND HEREBY SUBMITS THIS ORDER.

Submitted By:                                 Operational Date:
               ----------------------------                     ---------------
                  (AUTHORIZED SIGNATURE)

Print Name:
               ----------------------------

Title:         ----------------------------


NETGATEWAY ACCEPTANCE

                                              Date:
-------------------------------------------        ----------------------------
(AUTHORIZED SIGNATURE:

                                   NETGATEWAY
                          INTERNET SERVICES ORDER FORM


CUSTOMER NAME:    BERGEN BRUNSWIG CORPORATION
FORM DATE:        OCTOBER 25, 1999
FORM NO.:         001


TERMS:


1. DEVELOPMENT FEES. The development fees for the Internet Services shall be as set forth on the Statement of Work and Project Specifications annexed hereto as Schedule 1, and shall be payable in accordance with the terms set forth thereon.

2. PROJECT SPECIFICATIONS. A Statement of Work and Project Specifications for the Internet Services is annexed hereto as Schedule 1 and incorporated herein by this reference.

3. ADDITIONAL FEES. Additional fees, including without limitation, pharmacy set-up fees, supported content changes and domain name registrations shall be as set forth on Schedule 1 hereto.

4. DEVELOPMENT TIMELINE. Development of the Internet Services shall be completed on or before December 31, 1999. Netgateway intends to begin deploying on-line pharmacies immediately after December 31, 1999.

5. PUBLICITY. Both parties are public companies and can be affected by the manner or content of public announcements concerning this relationship. Neither party shall make any public announcement of this Agreement or of the relationship they have entered into without the prior written consent of the other.



                                                  SUBSCRIBER'S INITIALS ________

                                   SCHEDULE 1


                  STATEMENT OF WORK AND PROJECT SPECIFICATIONS

PROJECT APPROACH AND SCOPE

In support of the myGNP.com objectives, an approach to activities, deliverables and timing has been developed. We intend to execute this project in as rapid a manner as possible in order to launch as many pharmacy sites as possible before the end of the year.


The following timeline depicts major MYGNP.COM project activities with appropriate milestones requiring client written approval:

[GRAPH]

The above timeline is very aggressive and will need to be carefully managed. In order for the project to be completed on time and within budget, Netgateway will require Bergen Brunswig's support and cooperation to prevent and resolve issues.

SCOPE

Requirements for the project were detailed in the RFP. These requirements are listed below with any additional commentary. IF ADDITIONAL REQUIREMENTS ARE UNCOVERED

Schedule 1 - Statement of work and project specification             page 2

DURING THE FIRST SET OF ACTIVITIES, THEY WILL BE SCOPED AND BILLED IN ACCORDANCE TO THEIR COMPLEXITY. ADDITIONALLY, THEIR IMPACT ON THE TIMELINE WILL BE COMMUNICATED BROADLY.

As defined, myGNP.com is a standalone system requiring no real-time interfaces to production systems. The system will however be linked to other Bergen Brunswig applications using http protocols. IF INTEGRATION POINTS ARE UNCOVERED, THEY WILL BE SCOPED AND BILLED IN ACCORDANCE TO THEIR COMPLEXITY.

We will provide burstible at 1 megabit per second capacity bandwidth for Bergen Brunswig's website at no additional charge. Should Bergen Brunswig need additional bandwidth, we will provide or make arrangements to provide such additional bandwidth to Bergen Brunswig at our cost and invoice Bergen Brunswig for such excess bandwidth and/or use beyond a 1 megabit per second burstible line. We will provide traffic reports to Bergen Brunswig with respect to burstible capacity.

---------------------------------------------------------------------------------------------------------------------
                 OBJECTIVE 1                                                  COMMENTS
---------------------------------------------------------------------------------------------------------------------
Year 2000 compliant.                            We have recently completed a review of all third party development tools and have certified that all tools are Y2K compliant
---------------------------------------------------------------------------------------------------------------------
Provision for non-technical, complete, and      This documentation will be developed specifically for Bergen
easy-to-read user documentation. (Welcome       Brunswig.  Production costs will be an additional cost.
Package)
---------------------------------------------------------------------------------------------------------------------
Provision for on-line user documentation.       Standard feature of our underlying technology platform
---------------------------------------------------------------------------------------------------------------------
Ability to limit a store's participation and    OPTION 1: Pharmacist will have no direct access to the system.
functions based on the option for which they    Changes will be made by Bergen Brunswig and submitted to Netgateway
have opted.                                     OPTION 2: Pharmacists will be able to change taglines, update images, and choose from 3 or more program spots
                                                OPTION 3: Pharmacists will have all functionality defined in Option
                                                2, access National Coupons, add additional content pages, and link to the prescription system

                                                Core store information is only changeable by Bergen Brunswig.
                                                Change requests will go to Netgateway daily.
---------------------------------------------------------------------------------------------------------------------
Ability to format new pharmacy web sites with   Will be available via links and forms
text and graphics from a secure site.
---------------------------------------------------------------------------------------------------------------------
Dynamic update ability for National Specials    All option 3 stores will be propagated with National Specials including coupons and product images.
---------------------------------------------------------------------------------------------------------------------
Dynamic update ability for store specials       Fully supported
including coupons and product images.
---------------------------------------------------------------------------------------------------------------------

Schedule 1 - Statement of work and project specification             page 3

---------------------------------------------------------------------------------------------------------------------
Ability to produce standard reports on web      Each option 2 and 3 store will be able to retrieve site statistic
site activity.                                  including page views for each individual page

                                                General admin system will report at the aggregate level all activity, billing information and change activity (including monies paid to Netgateway directly)
---------------------------------------------------------------------------------------------------------------------
Password security at store, and GO levels.      Implement division #, account #, and NABP # and password
---------------------------------------------------------------------------------------------------------------------
Provide links to other sites (health content,   Part of the template system
E-commerce, etc.) based on store specific       Online advertising management system will be covered in a separate
options.                                        proposal
---------------------------------------------------------------------------------------------------------------------
Provide capability for consumers to send        Via fill out forms that can be faxed or emailed to pharmacies
Email to the stores, based on store specific
options.
---------------------------------------------------------------------------------------------------------------------
Dynamic update ability for free form pages      Yes we can do the work in house at $75/hour.
including text and graphics, based on store     We will work with Bergen to develop alternative costing packages specific options.
                                                All work will be billed directly to the pharmacy. This billing will be reported to Bergen monthly.
---------------------------------------------------------------------------------------------------------------------
Provide maintenance for the entire site on a    Schedule and costing will be determined by Netgateway and Bergen
minimum schedule of twice per year to keep      Brunswig
the site looking fresh and the navigation
current.
---------------------------------------------------------------------------------------------------------------------
Ability to link to the store locator function   Fully supported
using the store addresses provided and
maintained by Bergen Brunswig.
---------------------------------------------------------------------------------------------------------------------
Link store specific URL's to the store's home   Fully supported page
on request.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                 OBJECTIVE 2                                                  COMMENTS
---------------------------------------------------------------------------------------------------------------------
Provide administrative support to GNP           Fully operational design staff in house.  Initial setup is part of
pharmacies for initial development of web       "set-up fees."  Additional support will be charged at $75/hour and
pages.                                          billed to the pharmacy directly
---------------------------------------------------------------------------------------------------------------------
Provide ongoing support to GNP pharmacies for   Fully supported
maintenance of existing web pages.
---------------------------------------------------------------------------------------------------------------------
Ability to accept requests via Email, phone,    Fully supported
fax or letter.
---------------------------------------------------------------------------------------------------------------------
Ability to turn around maintenance requests     Netgateway has a dedicated department to building stores.
within 48 hours.                                Reasonable SLA will be determined at a later date.
---------------------------------------------------------------------------------------------------------------------

Schedule 1 - Statement of work and project specification             page 4

---------------------------------------------------------------------------------------------------------------------
Provide confirmation of update to GNP store     Processes, procedures and service level agreements will be
with a copy to GNP department in Orange.        established
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                 OBJECTIVE 3                                                  COMMENTS
---------------------------------------------------------------------------------------------------------------------
Provide 24 by 7 availability for the GNP web    Owners will be able to make changes or updates at anytime
site.
---------------------------------------------------------------------------------------------------------------------
Provide 24 by 7 help line support for Bergen    Optional private branding can also be provided by our wholly owned
Brunswig technical departments. (First line     centers. Pricing will be determined based on specific requirements.
customer support will be provided by the
Bergen Brunswig Help Desk.)
---------------------------------------------------------------------------------------------------------------------

PROJECT FEES:
Per our original response to your RFP, we agree to a fixed bid development cost of $205,000. This price includes hosting the application, building all site functionality contained within the RFP, developing the administration components, and setting up a support account with our call center. Direct project expenses will be billed at cost.

ADDITIONAL COSTS ARE PROVIDED IN THE TABLE BELOW:

---------------------------------------------------------------------------------------------------------------------
           Cost Component                       One Time Cost                       Recurring cost
---------------------------------------------------------------------------------------------------------------------
Option 2 Pharmacy Setup               $180                                $15.95/Month
---------------------------------------------------------------------------------------------------------------------
Option 3 Pharmacy Setup               $230                                $34.95/Month
---------------------------------------------------------------------------------------------------------------------
Netgateway supported content changes                                      $75/hr
---------------------------------------------------------------------------------------------------------------------
Personalized domain name              $120/store*
registration
---------------------------------------------------------------------------------------------------------------------
Training in addition to 3 days                                            $500/day
provided
---------------------------------------------------------------------------------------------------------------------
Private call center branding                         TBD                                 TBD
---------------------------------------------------------------------------------------------------------------------
Outsourced system administration                     TBD                                 TBD
---------------------------------------------------------------------------------------------------------------------

     * this price includes a 2-year Internic Registration Fee

As agreed in our meeting on October 5th, 1999, payment terms regarding all development fees will be as follows:

1.       DEVELOPMENT FEES*:

---------------------------------------------------------------------------------------------------------------------
 % of work Complete      Corresponding $       Remitted $            Milestone                Target Date
                              amount
---------------------------------------------------------------------------------------------------------------------

Schedule 1 - Statement of work and project specification             page 5

---------------------------------------------------------------------------------------------------------------------
         15%                 $30,750            $15,375      Signoff - Functional        November 15, 1999
                                                             Design
---------------------------------------------------------------------------------------------------------------------
         30%                 $61,500            $30,750      Signoff - System Design     November 26, 1999
---------------------------------------------------------------------------------------------------------------------
         40%                 $82,000            $41,000      User Acceptance Test        December 13, 1999
---------------------------------------------------------------------------------------------------------------------
         15%                 $30,750           $15,375 +     Pharmacies Loaded           December 17, 1999
---------------------------------------------------------------------------------------------------------------------
                                                $102,500     Post Implementation         December 31, 1999
                                                             Review
---------------------------------------------------------------------------------------------------------------------
        Total                $102,500           $205,000
------------------------------------------------------------

* if additional scope is added, it will be billed on a separate payment schedule

2. STORE SETUP AND MONTHLY FEES:

Will be billed monthly for completed work.

3. DIRECT EXPENSES

Normal project expenses (e.g. travel, copying fees, etc) will be billed at cost and receipts will be provided upon request.

Pharmacy changes will be billed directly to the requesting pharmacy. Monthly billing activity reports will be provided to Bergen Brunswig.